QORVO, INC.
2012 STOCK INCENTIVE PLAN
Restricted Stock Unit Agreement
(Performance-Based and Service-Based Award for Senior Officers)
THIS AGREEMENT, including any special terms and conditions for the Participant’s country set forth in the appendix attached hereto (the “Appendix”) (together with Schedule A and Schedule B, attached hereto, the “Agreement”), is made effective as of ________________ (the “Effective Date”) between QORVO, INC., a Delaware corporation (the “Company”), and ________________, an Employee of, or individual in service to, the Company or an Affiliate (the “Participant”).
RECITALS:
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Administrator”) has approved the grant to the Participant of a contingent right to receive an award of Restricted Stock Units (the “Award”) for shares of Common Stock issuable under the Qorvo, Inc. 2012 Stock Incentive Plan (As Assumed by Qorvo, Inc. and Amended and Restated Effective January 1, 2015) (Formerly, the RF Micro Devices, Inc. 2012 Stock Incentive Plan), as it may be amended (the “Plan”), the grant of which Award is subject to the attainment of certain performance objectives and the vesting of which Award is subject to certain service requirements, as further described in this Agreement;
NOW, THEREFORE, in furtherance of the purposes of the Plan, the Company and the Participant hereby agree as follows:
1.Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.    Certain Defined Terms. The following terms used in this Agreement shall have the meanings set forth in this Section 2:
(a)    The “Award Date” is the date on which the Award or any portion of the Award is or may be granted to the Participant following the Administrator’s determination regarding whether all or a portion of the Performance Objectives have been attained and completion of such other action as may be necessary to complete the grant of the Award or a portion of the Award. Performance Objectives may have separate Award Dates.
(b)    The “Effective Date” is the effective date of the Agreement, as stated above.
(c)    The “Participant” is __________. Participant ID#__________.
(d)    “Performance Objectives” are the specific performance objectives identified in Schedule B attached hereto.
(e)    The “Performance Period” or “Performance Periods” shall be the Performance Period or Performance Periods as described in Schedule B. Performance Objectives may have different Performance Periods, if so provided in Schedule B.

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(f)    The “Restriction Period” is the period beginning on the Award Date and ending on such date or dates and occurrence of such conditions as described in Section 3 of Schedule A attached hereto.
(g)    The “Shares” shall be that number, if any, of shares of Common Stock subject to the Award which are or may be granted under this Agreement, as such number may be determined in accordance with Section 1 of Schedule A.
3.    Award Opportunity; Incorporation of the Terms of Schedule A and Schedule B of the Agreement.
(a)    The Company hereby grants to the Participant an opportunity to be granted the Award for a certain number of shares of Common Stock (as defined above, the “Shares”) based upon the level of attainment of the Performance Objectives, all as described in Schedule A and Schedule B, during the Performance Period. The number, if any, of Shares subject to the Award shall be determined by the Administrator based on the achievement of the Performance Objectives described in Schedule B. No Award is being granted at this time, and no Award shall be granted unless and until the Administrator, in its sole discretion and in accordance with the terms of the Plan and this Agreement, determines whether and to what extent the Award has been earned (including but not limited to determining whether and to what extent the Performance Objectives have been met), determines the number of Shares that shall be subject to the Award and takes any other action it deems necessary or advisable in order to complete the grant.
(b)    The Participant expressly acknowledges that the terms of Schedule A and Schedule B are incorporated herein by reference and constitute part of this Agreement. The Company and the Participant further acknowledge that the Company’s signature on the signature page hereof, and the Participant’s signature on the Grant Letter contained in Schedule A, constitute their acceptance of all of the terms of this Agreement.
4.    Grant of Award of Restricted Stock Units. Subject to the terms of this Agreement and the Plan, the Company shall grant the Participant an Award of Restricted Stock Units (as defined above, the “Award”) for that number of Shares as is determined in accordance with Schedule A and Schedule B if and only if the minimum (and up to the maximum) of the Performance Objectives are met during the Performance Period, as further described in Schedule A and Schedule B. The number of Shares, if any, subject to the Award shall be determined by the Administrator in its sole discretion in accordance with the Plan and this Agreement (including Schedule A and Schedule B) following completion of the applicable Performance Period. The Award Date shall be as soon as practicable after the end of the applicable Performance Period and the Administrator’s determination of the extent, if any, to which the Performance Objectives have been met and the Award has been earned (but, in any event, shall be in the calendar year that the applicable Performance Period ends). The Award shall not be deemed earned, and the Award Date shall not occur, unless and until the Administrator determines the extent, if any to which the Award has been earned following completion of the applicable Performance Period (unless the Administrator determines otherwise). The Company shall give notice to the Participant after each Performance Period regarding whether the Award applicable to that Performance Period has been granted and the number of Shares subject to the Award.
5.    Stockholder Rights. The Participant or his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights (except as otherwise provided in Section 5 of Schedule A), voting rights or other rights as a stockholder unless and until (and then only to the extent that) the Award has been earned and vested and

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certificates for such Shares have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).
6.    Vesting of Award. Subject to the terms of the Plan and this Agreement, the Shares subject to the Award shall be deemed vested, and such Shares shall be distributable as provided in Section 8 herein, upon such date or dates, and subject to such conditions, as are described in this Agreement, including Section 3 of Schedule A. Without limiting the effect of the foregoing, the Shares subject to the Award may vest in installments over a period of time, if so provided in Schedule A. The Participant expressly acknowledges that the Award shall vest only upon such terms and conditions as are provided in this Agreement (including Schedule A and Schedule B) and otherwise in accordance with the terms of the Plan. Notwithstanding the foregoing, the Participant shall be entitled to the greater of the benefits provided in this Agreement and any Change in Control Agreement, Employment Agreement or any other similar agreement between the Participant and the Company with respect to the terms governing the earning and vesting of the Award. Without limiting the effect of the foregoing, the Participant understands and agrees that the Administrator may delay the vesting of the Award (or portion thereof) and the issuance of the underlying Shares in order to comply with Applicable Law or applicable policies of the Company implemented to ensure compliance with such laws (including but not limited to insider trading provisions and the Company’s insider trading policy); provided, however, that any such delay in vesting of the Award or issuance of Shares shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan. The Administrator has sole authority to determine whether and to what degree the Award has been earned and vested and to interpret the terms and conditions of this Agreement and the Plan.
7.    Effect of Termination of Employment; Forfeiture of Award. Except as may be otherwise provided in the Plan or this Agreement (including but not limited to Schedule A), in the event that the employment or service of the Participant is terminated for any reason (whether by the Company or an Affiliate or by the Participant, whether voluntary or involuntary, and regardless of the reason for such termination and whether or not found to be invalid or in breach of employment laws in the jurisdiction where the Participant is rendering services or the terms of his or her employment or service agreement, if any) and all or part of the Award has not been earned and vested as of the Participant’s Termination Date pursuant to the terms of this Agreement, then the Award, to the extent not earned and vested as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet been earned and vested. The Participant expressly acknowledges and agrees that the termination of his or her employment or service shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of his or her Termination Date.
For purposes of the Award (and except as otherwise required under Code Section 409A), the Termination Date occurs on the date the Participant is no longer actively providing services to the Company or any Affiliate and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of his or her employment or service agreement, if any); and the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence).

8.    Settlement of Award. The Award, if earned and vested in accordance with the terms of this Agreement, shall be payable in whole Shares. The total number of Shares that may be acquired upon vesting

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of the Award (or portion thereof) shall be rounded down to the nearest whole Share. A certificate or certificates representing the Shares subject to the Award (or portion thereof) shall be issued in the name of the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) as soon as practicable after, and only to the extent that, the Award (or portion thereof) has vested and Shares are distributable. Shares or any other benefit subject to the Award shall, upon vesting of the Award (and except as otherwise provided in Sections 3(b)(iv) and 3(b)(v) of Schedule A), be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (a) the fifteenth (15th) day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the fifteenth (15th) day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A.
9.    No Right of Continued Employment or Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan and this Agreement (including but not limited to Schedule A), all rights of the Participant under the Plan with respect to the unearned or unvested portion of his or her Award shall terminate upon the Termination Date. The grant of any Award, if earned, does not create any obligation to grant further awards.
10.    Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of descent and distribution. The designation of a beneficiary in accordance with the Plan (to the extent permitted by the Administrator) does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until such Shares have been issued and delivered to the Participant.
11.    Withholding; Tax Consequences.
(a)    The Participant acknowledges that, regardless of any action taken by the Company or, if different, his or her employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company or its respective agents to satisfy their withholding obligations with regard to all Tax-Related Items by withholding Shares to be issued upon settlement of the Award. The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding rates or other applicable withholding rates. For tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. In the event that the Company determines that withholding Shares is problematic under applicable local laws or has materially adverse accounting consequences, by his or her acceptance of the Award, the Participant authorizes the Company and

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any brokerage firm determined acceptable to the Company to sell, on his or her behalf, a whole number of Shares from those Shares issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items.  If withholding is performed from proceeds from the sale of Shares, the Company may withhold for Tax-Related Items by considering maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Shares equivalent.  Alternatively, the Company or the Employer may (subject to any Code Section 409A considerations) satisfy their withholding obligations for Tax-Related Items by withholding from the Participant’s wages or other cash compensation. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(c)    The Participant acknowledges that the Company and/or the Employer have made no warranties or representations to the Participant with respect to the Tax-Related Items (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant further acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and/or the acquisition or disposition of the Shares subject to the Award and the receipt of any dividends, and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
12.    Nature of Grant. In accepting the contingent right to receive the Award, the Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    all decisions with respect to future equity-based awards to the Participant, if any, will be at the sole discretion of the Company;
(c)    the Participant’s participation in the Plan is voluntary;
(d)    the Award and any Shares acquired under the Plan, and the value of and income attributable to the same, are not intended to replace any pension rights or compensation;
(e)    unless otherwise agreed with the Company, the Award and any Shares acquired under the Plan, and the value of and income attributable to the same, will not be granted as consideration for, or in connection with, any service the Participant may provide as a director of any Affiliate;
(f)    the Award and any Shares acquired under the Plan, and the value of and income attributable to the same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

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(g)    the future value of the Shares underlying the Award is unknown and cannot be predicted;
(h)    unless otherwise provided in the Plan, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the Participant’s termination of employment or service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of his or her employment or service agreement, if any); and
(j)    if the Participant is employed or providing services outside of the U.S.:
(i)    the Award and any Shares acquired under the Plan, and the value of and income attributable to the same, are not part of normal or expected compensation or salary for any purpose, and in no event should be considered as compensation for, or relating in any way to, past services to the Employer, the Company or any other Affiliate; and
(ii)    neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the vesting of the Award or the subsequent sale of any Shares acquired upon vesting.
13.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the Employer, the Company and any other Affiliate for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to Fidelity Stock Plan Services, LLC (“Fidelity”) or to any other third party assisting in the implementation, administration and management of the Plan.  The Participant understands that the recipients of Data may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country.  The Participant understands that, if he or she resides outside the U.S., the Participant may request a list with the names and addresses of any potential recipients of Data by contacting his or her local Human Resources representative.  The Participant authorizes the Company, Fidelity and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or

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other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares purchased upon vesting of the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  The Participant understands that, if he or she resides outside the U.S., the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local Human Resources representative.  Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the consent, his or her employment status or service and career with the Employer will not be affected solely by such actions of the Participant; the only consequence of refusing or withdrawing the consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Participant or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing the consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the local Human Resources representative.
14.    Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Award has been earned and vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.
15.    Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in the Plan or expressly provided in this Agreement, this Agreement does not supersede or amend any existing Change in Control Agreement, Inventions, Confidentiality and Nonsolicitation Agreement, Noncompetition Agreement, Severance Agreement, Employment Agreement or any other similar agreement between the Participant and the Company or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
16.    Governing Law and Venue. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of North Carolina and agree that such litigation shall be conducted only in the courts of Guilford County, North Carolina, or the federal courts of the United States for the Middle District of North Carolina, and no other courts, such jurisdiction being where the Award is made and/or to be performed.
17.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to and obtain Participant’s acceptance of any documents related to the Award or future awards of Restricted Stock Units that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive and accept

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such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
18.    Language. If the Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
19.    Appendix. The Award shall be subject to any special terms and conditions for the Participant’s country set forth in the Appendix, if any. If the Participant relocates to one of the countries included in the Appendix during any Performance Period or the term of the Award, the special terms and conditions for such country shall apply to him or her to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
20.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Award and the Shares acquired upon vesting of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.    Amendment; Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to U.S. federal securities laws and Code Section 409A). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
22.    Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three (3) business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office located in Greensboro, NC, attention Corporate Treasurer, Qorvo, Inc.
23.    Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
24.    Restrictions on Award and Shares. The Company may impose such restrictions on the Award and any Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the U.S. federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from

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time to time by Applicable Law or as may be advised by legal counsel. The Administrator may delay the right to receive or dispose of Shares (or other benefits) upon settlement of the Award at any time if the Administrator determines that allowing issuance of Shares (or distribution of other benefits) would violate any federal, state or foreign securities laws or applicable policies of the Company, and the Administrator may provide in its discretion that any time periods to receive Shares (or other benefits) subject to the Award are tolled or extended during a period of suspension or delay (subject to any Code Section 409A considerations); provided, however, that any such delay, suspension, tolling or extension shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan.
25.    Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
26.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving the Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.
27.    Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant should speak to his or her personal advisor on this matter.
[Signature Page to Follow]

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IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and by the Participant effective as of the Effective Date stated herein.
QORVO, INC.

By:____________________________________
Robert A. Bruggeworth
President and Chief Executive Officer
Attest:

______________________________
Jeffrey C. Howland
Secretary

[Signature Page of Participant to Follow on Schedule A/Grant Letter]

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Qorvo, Inc.
2012 Stock Incentive Plan
Restricted Stock Unit Agreement
(Performance-Based and Service-Based Award for Senior Officers)
Schedule A/Grant Letter
[Modify schedule as appropriate.]

1.Award Opportunity.
(a)    Pursuant to the terms and conditions of the Company’s 2012 Stock Incentive Plan, as it may be amended (the “Plan”), and the Restricted Stock Unit Agreement (Performance-Based and Service-Based Award for Senior Officers) attached hereto, including any special terms and conditions for your country in the Appendix attached thereto (together, the “Agreement”), you (the “Participant”) are eligible to be granted an award of Restricted Stock Units (the “Award”) for the number of shares of Common Stock (the “Shares”) as may be determined pursuant to this Section 1. Unless otherwise defined herein, capitalized terms in this Schedule A shall have the same definitions as set forth in the Agreement and the Plan.
(b)    No Award will be granted unless at least one of the Performance Objectives is met during the applicable Performance Period. Each of the Performance Objectives is expressed as a fixed or variable percentage of the Target number of Shares shown in Section 1(c) below (the “Target”). If a Performance Objective is met, the Participant shall be granted an Award for a number of Shares equal to the Target multiplied by the percentage assigned to such Performance Objective. One or more of the Performance Objectives may contain a variable percentage of the Target based on performance criteria applicable to such Performance Objective, and the Administrator has the sole discretion to determine if, and to what extent on a percentage basis, any such Performance Objectives are met. If all of the Performance Objectives are fully met, the Participant shall be granted an Award for the Maximum number of Shares (150% of Target) shown in Section 1(c) below. The Award shall not be granted for a particular Performance Objective until following the end of the Performance Period for that Performance Objective and then only if the terms and conditions described in the Agreement have been met. The actual number of Shares which may be subject to the Award shall be as provided in Section 1(c) below.
(c)    Number of Shares Potentially Subject to Award:
Target Number of Shares (100% of Target): ______________.
Maximum Number of Shares (150% of Target)
(d)    The Performance Objectives must be met, if at all, during the applicable Performance Period, as described in Schedule B. The Administrator has sole discretion to determine if, and to what extent, any or all Performance Objectives are met and to interpret the other terms and conditions of the Agreement.
2.Performance Objectives. The Performance Objectives for the applicable Performance Period pursuant to the Agreement, and the applicable weighting of each Performance Objective expressed as a percentage of the Target, shall be as stated in Schedule B, attached hereto, the terms of which shall be incorporated in and constitute a part of the Agreement.

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3.Vesting of Award. If the Award is granted in accordance with this Agreement, the Award shall vest as follows:
(a)    General:
(i)    The Award shall be deemed earned and vested with respect to fifty percent (50%) of the Target on the Award Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date;
(ii)    The Award shall be deemed earned and vested with respect to an additional twenty-five percent (25%) (for a total of seventy-five percent (75%)) of the Target on the first anniversary of the earliest Award Date applicable to any Performance Objective covered by this Agreement, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date; and
(iii)    The Award shall be deemed earned and vested with respect to an additional twenty-five percent (25%) (for a total of one hundred percent (100%)) of the Target on the second anniversary of the earliest Award Date applicable to any Performance Objective covered by this Agreement, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date.
(b)    Special Post-Termination Earning and Vesting Terms: Notwithstanding the provisions of Section 3(a), the following terms shall apply with respect to the Award , provided that the Participant resides in and is employed by the Company or an Affiliate based in the United States:
(i)    In the event of the Participant's termination of employment or service for Cause, the Award (and any remaining right to underlying Shares) shall be forfeited immediately.
(ii)    In the event of the Participant’s death (X) before the end of the Performance Period, the Award shall be deemed automatically earned and vested at the Target effective as of the date of the Participant’s death, or (Y) on or following the end of the Performance Period, to the extent the Award has previously been earned and is not fully vested as of the date of the Participant’s death, the Award shall automatically fully vest effective as of the date of the Participant’s death.
(iii)    In the event of the Participant’s termination of employment or service for any reason (including termination due to Disability) other than death or for Cause, the following terms shall apply with respect to the Award:
A.If the Participant (1) has executed, within the Statutory Notice Period, a Release and, if so determined by the Company, a Severance Agreement, (2) does not revoke the Release prior to the end of the seven-day statutory revocation period, and (3) satisfies the Post-Employment Condition, then (X) if the Participant’s Termination Date is on or after the end of the Performance Period, to the extent the Award has previously been earned, the Award shall continue to vest, and (Y) if the Participant’s Termination Date precedes the end of the Performance Period, the Award shall continue to be eligible to be earned (based on the Administrator’s determination of the extent, if any, to which the Performance Objectives have been met following the end of the Performance Period) and shall vest, in each case, according to the vesting schedule stated in Section 3(a) above as if the Participant had remained an Employee of, or service provider to, the Company or an Affiliate during the Post-Termination Period.

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B.If the Participant fails to execute such Release and, if applicable, Severance Agreement, within the Statutory Notice Period, or revokes the Release prior to the end of the seven-day statutory revocation period, or violates the Post-Employment Condition, the Award (and any remaining right to underlying Shares) shall be deemed forfeited in its entirety as of the Participant’s Termination Date.
C.If the Administrator determines in the exercise of its discretion that the Participant has committed a breach or violation of the Release, the Severance Agreement, the ICN Agreement or the Post-Employment Condition at any time on or prior to the end of the Post-Termination Period (without regard to when the Administrator first discovers or has notice of any such breach or violation), then, in addition to any other remedies available to the Company at law or in equity as a result of such breach or violation, (1) the Award (and any remaining right to underlying Shares) shall immediately be forfeited in its entirety; (2) any Shares and any other benefit subject to the Award that vested following the Participant’s Termination Date shall immediately be forfeited and returned to the Company (without the payment of any consideration for such Shares, including repayment of any amount paid by the Participant with respect to taxes related to the grant or vesting of the Award), and the Participant shall cease to have any interest in or right to such Shares and shall cease to be recognized as the legal owner of such Shares; and (3) any Gain realized by the Participant with respect to any Shares issued following the Participant’s Termination Date shall immediately be paid by the Participant to the Company. The Administrator shall have discretion to determine the basis for termination, whether any breach of the Release, the Severance Agreement, the ICN Agreement or the Post-Employment Condition has occurred and to otherwise interpret this Section 3.
D.If, during the Post-Termination Period, the Participant dies (1) before the end of the Performance Period, the Award shall be deemed automatically fully earned and vested at the Target effective as of the date of the Participant’s death, or (2) on or after the end of the Performance Period, to the extent the Award has previously been earned and is not fully vested as of the date of the Participant’s death, such Award shall automatically fully vest effective as of the date of the Participant’s death.
(iv)    Except as otherwise provided in Section 3(b)(v) below, any Shares and any other benefit subject to the Award distributable to the Participant following the Termination Date pursuant to Section 3(b) herein shall be issued in accordance with the vesting schedule stated in Section 3(a) above and shall be distributed on such vesting dates or a later date(s) within the same taxable year of the Participant’s Termination Date, or, if later, by the 15th day of the third calendar month following the date(s) specified in Section 3(a) and the Participant shall not be permitted, directly or indirectly, to designate the taxable year of distribution, or shall otherwise be made in accordance with Code Section 409A and related regulations.
(v)    Any Shares issuable to such person or persons as shall have acquired the right to the Award by will or by the laws of descent and distribution following the Participant’s death pursuant to Section 3(b)(ii) or Section 3(b)(iii)(D) above shall be issued to such person or persons on the date that is the 90th day following the date of the Participant’s death and shall be distributed on such date or a later date within the same taxable year of the Participant’s death, or, if later, by the 15th day of the third calendar month following the taxable year of the Participant’s death and the Participant (or such person or persons as shall have acquired the right to the Award by will or by the laws of descent and distribution) shall not be permitted, directly or indirectly, to designate the taxable year of

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distribution, or shall otherwise be issued and distributed in accordance with Code Section 409A and related regulations.
(c)    Defined Terms: In addition to other terms defined herein or in the Agreement, the following terms shall have the meanings given below:
(i)    “Gain” means the Fair Market Value of the Company’s Common Stock on the date of sale or other disposition, multiplied by the number of Shares sold or disposed of.
(ii)    “ICN Agreement” means any Inventions, Confidentiality and Nonsolicitation Agreement (without regard to the formal title of such agreement) previously entered into between the Company and the Participant.
(iii)    “Post-Employment Condition” means the Participant may not provide services (whether as an employee, consultant or advisor) to any for-profit entity other than the Company or its Affiliates during the Post-Termination Period without the approval of the Administrator, which may be exercised in its sole discretion.
(iv)    “Post-Termination Period” means the period commencing on the Participant’s Termination Date and ending on the date that the last installment of Shares covered by the Award vests under this Agreement.
(v)    “Release” means an irrevocable (except to the extent required by law to be revocable) general release of claims, in form acceptable to the Company and containing such terms as may be specified by the Company in the exercise of its discretion (which discretion may include, but shall not be limited to, requiring a broad release of claims in favor of the Company).
(vi)    “Severance Agreement” means a severance or other similar agreement, in form acceptable to the Company and containing such terms as may be specified by the Company in the exercise of its discretion (which discretion may include, but shall not be limited to, requiring restrictive covenants in favor of the Company).
(vii)    “Statutory Notice Period” means twenty-one (21) days (or such other applicable statutory notice and/or consideration period) from the date a Release has been presented to the Participant by the Company.
4.Change of Control. Notwithstanding the provisions of Section 14 of the Plan and Sections 1 and 3(a) of Schedule A, in the event of a Change of Control, the Performance Objectives shall be deemed met for an Award with the number of underlying Shares equal to 100% of the Target and the Award shall be deemed earned and vested as follows:
(a)    The Award shall be deemed earned and vested with respect to fifty percent (50%) of the Target on the date of the Change of Control, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date;
(b)    The Award shall be deemed earned and vested with respect to an additional twenty-five percent (25%) (for a total of seventy-five percent (75%)) of the Target on the second anniversary of the Effective Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date; and

Updated February 2016

(c)    The Award shall be deemed earned and vested with respect to an additional twenty-five percent (25%) (for a total of one hundred percent (100%)) of the Target on the third anniversary of the Effective Date, subject to the continued employment of the Participant with the Company or an Affiliate through such vesting date.
5.    Dividends. If the Company pays a dividend at any time after the Effective Date, such dividends shall be paid to the Participant at the end of each applicable Performance Period in accordance with Section 8 of the Agreement and Sections 3(b)(iv) and 3(b)(v) of this Schedule A if and to the extent the underlying Shares are earned in that Performance Period.
[Signature Page to Follow]

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By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Agreement, including any special terms and conditions for my country in the Appendix attached thereto. I understand that the provisions of Schedule A and Schedule B are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of Schedule A and Schedule B herein. The Company reserves the right to treat the Award and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Letter within thirty (30) days of receipt.

Signature: ___________________________________        Date: ___________________________

Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form and return to Treasury Department, Qorvo, Inc., 7628 Thorndike Road, Greensboro, NC 27409-9421. Please retain a copy of the Agreement, including this Grant Letter, for your files.

Updated February 2016

Qorvo, Inc.
2012 Stock Incentive Plan
Restricted Stock Unit Agreement
(Performance-Based and Service-Based Award for Senior Officers)
Schedule B
Performance Period and Performance Objectives
[Modify schedule as appropriate.]
1.    Performance Period.

The Performance Period is the period beginning _____________, and ending on _______________.

2.    Performance Objectives.

The Performance Objectives for the Performance Period(s) applicable to the Participant pursuant to the Agreement are as follows:

B-1
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